EXHIBIT 16.2

November 15, 2007

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read MTM Technologies, Inc. statements included under Item 4.01 of its Form 8-K filed on November 15, 2007, and we agree with such statements concerning our firm.

/S/ GOLDSTEIN GOLUB KESSLER LLP